AMALGAMATED FINANCIAL CORP. BONUS DEFERRAL AND DEFERRED STOCK UNIT PROGRAM (Effective June 1, 2024)

TABLE OF CONTENTS (continued) PAGE ii TABLE OF CONTENTS PAGE ARTICLE I NAME, EFFECTIVE DATE AND PURPOSE ...........................................................1 1.1 Name ...................................................................................................................1 1.2 Effective Date......................................................................................................1 1.3 Purpose and Overview of the Program ...............................................................1 ARTICLE II DEFINITIONS ...........................................................................................................2 2.1 “Account” or “Participant’s Account” ................................................................2 2.2 “Administrator” ...................................................................................................2 2.3 “Affiliated Employer” .........................................................................................2 2.4 “Annual Bonus” ..................................................................................................2 2.5 “Beneficiary” or “Beneficiaries” .........................................................................2 2.6 “Board” ...............................................................................................................3 2.7 “Cause” ...............................................................................................................3 2.8 “Change In Control” ...........................................................................................3 2.9 “Code” .................................................................................................................3 2.10 “Common Stock” ................................................................................................3 2.11 “Company” ..........................................................................................................3 2.12 “Compensation Reduction Contribution Account” .............................................3 2.13 “Compensation Reduction Deferred Stock Units” ..............................................3 2.14 “Deferral Election Agreement” ...........................................................................3 2.15 “Deferred Restricted Stock Unit Award Agreement” .........................................3 2.16 “Deferred Stock Units” .......................................................................................4 2.17 “Disability” .........................................................................................................4 2.18 “Eligible Employee” ...........................................................................................4 2.19 “Employer” .........................................................................................................4 2.20 “ERISA” ..............................................................................................................4 2.21 “Fair Market Value” ............................................................................................4 2.22 “Matching Contribution Account” ......................................................................4 2.23 “Matching Deferred Stock Units” .......................................................................4 2.24 “Participant” ........................................................................................................4 2.25 “Plan Year” .........................................................................................................5 2.26 “Qualifying Distribution Event” .........................................................................5 2.27 “Section 409A” ...................................................................................................5 2.28 “Separation from Service” ..................................................................................5 2.29 “Spouse” or “Surviving Spouse” ........................................................................5 2.30 “Unforeseeable Emergency” ...............................................................................5 2.31 “Valuation Date” .................................................................................................6 2.32 “Year of Service” ................................................................................................6

**TABLE OF CONTENTS**
**(continued)**

| | | PAGE |
|---|---|---|
| ARTICLE III ELIGIBILITY AND PARTICIPATION | | 7 |
| 3.1 | Eligibility | 7 |
| 3.2 | Notification | 7 |
| 3.3 | Compensation Reduction Election | 7 |
| ARTICLE IV CREDITS AND VESTING | | 8 |
| 4.1 | Compensation Reduction Deferred Stock Units | 8 |
| 4.2 | Matching Contribution Deferred Stock Units | 8 |
| 4.3 | Vesting in Account | 9 |
| 4.4 | Forfeiture | 9 |
| 4.5 | Dividend Equivalents. | 10 |
| ARTICLE V PARTICIPANT ACCOUNTS | | 11 |
| ARTICLE VI PAYMENT OF BENEFITS | | 11 |
| 6.1 | Distribution Election; Issuance of Shares | 11 |
| 6.2 | Timing and Form of Payments | 11 |
| 6.3 | Lump Sum Distributions. | 12 |
| 6.4 | Distribution for an Unforeseen Emergency | 12 |
| 6.5 | Effect of Domestic Relations Order | 13 |
| ARTICLE VII BENEFICIARY DESIGNATION | | 14 |
| ARTICLE VIII ADMINISTRATION OF THE PROGRAM | | 14 |
| 8.1 | Responsibility of the Administrator | 14 |
| 8.2 | Administrative Powers | 14 |
| 8.3 | Expenses of the Administrator and Program Costs | 15 |
| 8.4 | Records of the Administrator | 15 |
| 8.5 | Administrator's Right to Administer and Interpret the Program | 15 |
| 8.6 | Claims Procedures | 15 |
| 8.7 | Reliance by Administrator | 17 |
| 8.8 | Indemnity of the Administrator | 18 |
| ARTICLE IX AMENDMENT AND TERMINATION | | 19 |
| 9.1 | Amendment | 19 |
| 9.2 | Termination | 19 |
| ARTICLE X MISCELLANEOUS | | 20 |
| 10.1 | Unsecured Creditor | 20 |
| 10.2 | Unfunded Plan | 20 |
| 10.3 | Requirements of Law | 20 |
| 10.4 | Stockholder Rights | 21 |
| 10.5 | Section 409A | 21 |
| 10.6 | Non-Assignability | 22 |

iii

TABLE OF CONTENTS
(continued)

PAGE

10.7	Not a Contract of Employment	22
10.8	Source of Benefits	22
10.9	Inability to Make Payment	22
10.10	Binding Agreement	22
10.11	Invalidity of Certain Provisions	23
10.12	Incapacity	23
10.13	Masculine, Feminine, Singular and Plural	23
10.14	Withholding Taxes	23
10.15	Governing Law	23

iv

1 ARTICLE I NAME, EFFECTIVE DATE AND PURPOSE 1 1.1 Name The name of this program is the “Amalgamated Financial Corp. Bonus Deferral and Deferred Stock Unit Program,” hereinafter referred to as the “Program.” 1.2 Effective Date The effective date of the Program is June 1, 2024. 1.3 Purpose and Overview of the Program The purpose of the Program is to provide certain selected management and highly compensated employees of the Company or an Affiliated Employer the opportunity to defer a portion of their Annual Bonus and receive Compensation Reduction Deferred Stock Units (as defined below) (the “Bonus Deferral Program”). Delivery of the shares of Common Stock is delayed until the applicable distribution event set forth Article VI, but Eligible Employees are fully vested in their right to receive such shares. Each Eligible Employee who makes an election would therefore receive Compensation Reduction Deferred Stock Units (as defined below) in lieu of a portion of their Annual Bonus. It is intended that the portion of the Annual Bonus used to acquire the deferred shares would not be taxable for income tax purposes when the award is made. Instead, income taxation would be deferred to the date of delivery of the Common Stock. Separately, the Program provides Eligible Employees who participate in the Bonus Deferral Program with a match on Compensation Reduction Deferred Stock Units in the form of Matching Deferred Stock Units (as defined below). These Matching Deferred Stock Units will be subject to vesting as set forth in Article IV and delivery of any Common Stock with respect to any vested Matching Deferred Stock Units will be delayed until the applicable distribution event set forth Article VI. The Program is established, and the Deferred Stock Units (as defined below) will be awarded under the Amalgamated Financial Corp. 2023 Equity Plan, effective May 24, 2023, as may be amended from time to time and including its successor equity incentive plan (the “2023 EIP”). The Program is not intended to be a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Program is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees designated by the Administrator as eligible to participate in the Program. The Program is intended to conform to the requirements of Section 409A and any regulations promulgated thereunder to the extent applicable and shall be construed in a manner consistent with the requirements of such section of the Code.

2 ARTICLE II DEFINITIONS 2 2.1 “Account” or “Participant’s Account” Means the notional account maintained on behalf of a Participant by the Administrator pursuant Article V, which shall track the number of Compensation Reduction Deferred Stock Units and Matching Deferred Stock Units awarded to a Participant under the 2023 EIP pursuant to Program, as adjusted for dividends. Each Participant’s Account shall be comprised of a Compensation Reduction Contribution Account and a Matching Contribution Account, as applicable. 2.2 “Administrator” Means the Compensation Committee of the Board, or such other committee as shall be appointed by the Board as provided in Section 8.1 to administer the Program. 2.3 “Affiliated Employer” Means a corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; and any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; but only for the period during which such other entity is affiliated with the Company under Section 414(b) or (c) of the Code. Notwithstanding the foregoing, for purposes of this Program Section 2.2, the determination of an Affiliated Employer under the foregoing section of the Code shall be made by substituting “50 percent” for “80 percent” to the extent applicable. 2.4 “Annual Bonus” Means the annual bonus paid an Eligible Employee in a calendar year that is earned with respect to the immediately preceding calendar year. Notwithstanding the foregoing, only 50% of an Eligible Employee’s annual bonus earned with respect to the 2024 Plan Year shall be eligible for deferral. 2.5 “Beneficiary” or “Beneficiaries” Means any Person, estate, trust or organization designated by a Participant to receive a death benefit under the Program on the death of such Participant. If no such designation has been made, or if for any reason—such as the death of the designees before, or simultaneously with, the Participant—there shall be a failure of the primary and/or contingent designees, the Surviving Spouse of the Participant shall be the Beneficiary; if there is no Surviving Spouse, then the Beneficiaries shall be the Participant’s surviving children and they shall share such death benefit equally; and if there are no surviving children, then the Beneficiaries shall be the Participant’s estate.

3 2.6 “Board” Means the Board of Directors of the Company. 2.7 “Cause” Means “Cause” as defined under the 2023 EIP. 2.8 “Change In Control” Means, “Change in Control” as defined in the 2023 EIP. 2.9 “Code” Means the Internal Revenue Code of 1986, as amended from time to time. 2.10 “Common Stock” Means the common stock of the Company. 2.11 “Company” Means Amalgamated Financial Corp., and any successor thereto. 2.12 “Compensation Reduction Contribution Account” Means the bookkeeping subaccount maintained on behalf of a Participant which tracks the number of Compensation Reduction Deferred Stock Units awarded to a Participant under the 2023 EIP pursuant to this Program. 2.13 “Compensation Reduction Deferred Stock Units” Means the Deferred Stock Units acquired by a Participant under the 2023 EIP pursuant to Section 4.1 of this Program. 2.14 “Deferral Election Agreement” Means such form agreement provided by the Administrator on which the Eligible Employee or Participant may elect to defer a percentage of his/her Annual Bonus pursuant to Section 3.3 and Section 4.1. 2.15 “Deferred Restricted Stock Unit Award Agreement” Means a written agreement (or electronic) document setting forth the terms and provisions applicable to Deferred Stock Units purchased or awarded to a Participant.

4 2.16 “Deferred Stock Units” Means a right to receive one share of Common Stock awarded and distributed under the 2023 EIP pursuant to this Program, which provides for delivery of the underlying share of Common Stock at a future date consistent with the requirements of Section 409A. 2.17 “Disability” Means “Disability” as defined in the 2023 EIP. 2.18 “Eligible Employee” Means an employee of an Employer who has been designated by the Administrator as eligible to participate in the Program pursuant to Section 3.2 and satisfies such other eligibility requirements of Section 3.1. 2.19 “Employer” Means the Company and any other Affiliated Employer which has adopted this Program. 2.20 “ERISA” Means the Employee Retirement Income Security Act of 1974, as amended from time to time. 2.21 “Fair Market Value” Means “Fair Market Value” as defined in the EIP. 2.22 “Matching Contribution Account” Means the bookkeeping subaccount maintained on behalf of a Participant which tracks the number of Matching Deferred Stock Units awarded to a Participant under the 2023 EIP pursuant to this Program. 2.23 “Matching Deferred Stock Units” Means the Deferred Stock Units awarded to a Participant under the 2023 EIP pursuant to Section 4.2 of this Program. 2.24 “Participant” Means an Eligible Employee to whom or with respect to whom a benefit is payable under this Program.

5 2.25 “Plan Year” Means the 12-month period commencing January 1 and ending on the last day of December; provided however, the initial Plan Year shall be a short plan year commencing on June 1, 2024 and ending on December 31, 2024. 2.26 “Qualifying Distribution Event” Means (a) a Separation from Service for any reason (b) the closing date of a Change in Control; (c) the death of the Participant; or (d) an Unforeseeable Emergency. 2.27 “Section 409A” Means Section 409A of the Code and all rules and regulations promulgated thereunder. 2.28 “Separation from Service” Means retirement, death or other termination of employment from the Employer and each Affiliated Employer, subject to the following: (a) For this purpose, the employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six (6) months, or if longer, so long as the individual’s right to reemployment by the Employer or an Affiliated Employer is provided either by statute or by contract. If the period of leave exceeds six (6) months and the individual’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period. (b) The determination of whether the Participant has terminated employment shall be determined based on the facts and circumstances in accordance with the rules set forth in Section 409A and the regulations thereunder. 2.29 “Spouse” or “Surviving Spouse” Means the legally married spouse or surviving spouse of a Participant. 2.30 “Unforeseeable Emergency” Means an “unforeseeable emergency” within the meaning of Section 409A, which, is an event that at a minimum, arises from an extraordinary and unforeseeable circumstances beyond the Participant’s control and causes the Participant severe financial hardship that cannot be alleviated by compensation or reimbursement received from insurance companies or otherwise (e.g., settlement of a lawsuit), by liquidation of the Participant’s assets, or by ceasing future deferrals of compensation. Examples of circumstances that might trigger an unforeseeable emergency include a severe financial hardship to the

6 Participant resulting from an illness or accident of the Participant, the Participant’s Spouse, or a dependent of the Participant (as defined in Section 152(a) of the Code); loss of the Participant’s property due to casualty, including the need to rebuild a home following damage not otherwise covered by insurance, for example, not as a result of a natural disaster; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, including imminent foreclosure of or eviction from the Participant’s primary residence, the need to pay for medical expenses, including non-refundable deductibles, the cost of prescription drugs, and the need to pay for funeral expenses of a Spouse, Beneficiary, or dependent. 2.31 “Valuation Date” Means each business day of the Plan Year. 2.32 “Year of Service” Is determined by the Administrator and means completed whole years and months of continuous service as an employee with the Company or an Affiliated Employer, calculated from most recent hire date (disregarding a break in service of 31 days or less) through the date of a Participant’s Separation from Service. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

7 ARTICLE III ELIGIBILITY AND PARTICIPATION 3 3.1 Eligibility With respect to a Plan Year, in order to be considered for eligibility to participate in the Program, an employee of an Employer must be: (a) a member of a select group of management or highly compensated employees under Sections 201, 301 and 401 of ERISA; and (b) be presented by the Chief Executive Officer to the Administrator and approved by the Administrator as eligible to participate in the Program. 3.2 Notification The Administrator shall notify in writing each Eligible Employee whom it has designated as being eligible to participate in the Program and shall explain the rights, privileges and duties of a Participant in the Program. The Administrator shall provide to each Eligible Employee a Deferral Election Agreement so that the Eligible Employee may make the election provided for in Section 3.3 and Section 4.1 and designate a Beneficiary or Beneficiaries pursuant to Article VII. 3.3 Compensation Reduction Election For each Plan Year with respect to which an Annual Bonus relates, each Participant shall file with the Administrator a Deferral Election Agreement during the period beginning on December 1st and ending on December 31st of the Plan Year immediately preceding the Plan Year for which the Annual Bonus is earned or to which it relates. Subject to any conditions or limitations set forth in the Program or the 2023 EIP or, as the Administrator determines, on the Deferral Election Agreement, an Eligible Employee may voluntarily elect to receive all or a portion of such Participant’s Annual Bonus earned with respect to the next Plan Year (and that would otherwise be payable in the second Plan Year following the Plan Year in which the deferral election is made) in Deferred Stock Units. (a) If an Eligible Employee fails to timely file a Deferral Election Agreement with respect to an Annual Bonus prior to December 31st of the preceding Plan Year, such Eligible Employee shall be deemed to have elected not to make a deferral for such Plan Year (a “deemed election”). (b) Except as provided below, any such election or deemed election shall become irrevocable as of the December 31 prior to the beginning of the applicable Plan Year. (c) Notwithstanding the foregoing, with respect to an employee of an Employer who during a Plan Year is promoted or hired to an executive officer position

8 such that the employee newly becomes an Eligible Employee prior to July 1 of such Plan Year, such Eligible Employee, may elect to defer such Eligible Employee’s Annual Bonus (subject to the restrictions in Section 4.1) that would otherwise be payable in the Plan Year following the Plan Year in which the deferral is made, as long as such irrevocable election is made within thirty (30) days of first becoming eligible to participating in the Program and on or prior to June 30 of the Plan Year in which the employee first becomes an Eligible Employee (i.e., the year in which the Eligible Employee is hired or promoted or the year in which the Plan is first adopted, as applicable). The deferral election shall only apply to a pro rata portion of the Annual Bonus based on the number of days of the applicable Plan Year that elapse from the first day of the month following the date of the Deferral Election Agreement is filed with the Company. (d) Notwithstanding the foregoing, if a Participant incurs an Unforeseeable Emergency and takes a distribution pursuant to Section 6.4, such Participant’s Deferral Election Agreement will be cancelled for the Plan Year in which such distribution occurs, no further Annual Bonus will be deferred in such Plan Year. ARTICLE IV CREDITS AND VESTING 4 4.1 Compensation Reduction Deferred Stock Units For any Eligible Employee who timely elects to defer all or a portion of his or her Annual Bonus by acquiring Compensation Reduction Deferred Stock Units, the Company will credit the Eligible Employee’s Compensation Reduction Contribution Account with such number of Deferred Stock Units resulting from dividing (i) the amount of the Annual Bonus that the Eligible Employee elected to defer, by (ii) the Fair Market Value of a share of Common Stock on such date, rounded down to the nearest whole share. All Compensation Reduction Deferred Stock Units shall be credited as of the first Valuation Date coincident with or next following the date that the Annual Bonus would have been paid to the Participant in cash had it not been deferred pursuant to the Deferral Election Agreement. Nothing herein obligates the Company to purchase any shares of Common Stock; and, if such shares are purchased, they shall remain the sole property of the Company. No factional Deferred Stock Units will be credited to a Participant’s Compensation Reduction Contribution Account. 4.2 Matching Contribution Deferred Stock Units Each Plan Year, an Eligible Employee who participates in the Bonus Deferral Program, will be awarded, and the Company will credit the Eligible Employee’s Matching Contribution Account with, such number of Matching Deferred Stock Units equal to 100% of the number of Compensation Reduction Deferred Stock Units credited to such Eligible Employee’s Compensation Reduction Contribution Account in the same Plan

9 Year, but not to exceed 35% of the Participant’s Annual Bonus paid in such Plan Year (with respect to the immediately preceding Plan Year). 4.3 Vesting in Account A Participant will always be 100% vested in his/her Compensation Reduction Contribution Account. Except as otherwise provided in the Program or in an applicable Deferred Restricted Stock Unit Award Agreement, a Participant shall be vested in his/her Matching Contribution Account upon the earliest of the to occur: (a) The date an Eligible Employee’s age plus Years of Service equals 65; provided such Eligible Employee is at least age 55 and has accrued at least five Years of Service; (b) The date an Eligible Employee has participated in the Program for ten years, which shall commence with the first year in which an Eligible Employee elects pursuant to a Deferral Election Agreement to exchange all or a portion of his or her Annual Bonus for Deferred Stock Units, continue as long as the Eligible Employee remains in continuous service, and shall end on the Eligible Employee’s Separation from Service. If a former Participant is subsequently rehired and is again an Eligible Employee, such Participant’s prior participation will be disregarded. (c) Solely for purposes of vesting in Matching Deferred Stock Units under Section 4.3(b), any Eligible Employee employed on and prior to the Effective Date of the Program who, as of the Effective Date, is (i) age 45 or younger and (ii) has accrued five (5) or more Years of Service will be credited with up to five (5) Years of Service, as special credit service, for service prior to participation in the Program. Notwithstanding the forgoing, any Eligible Employee who is hired or rehired on or after the Effective Date will not be eligible for the special credit service described in this Section 4.3(c). 4.4 Forfeiture (a) Except as otherwise provided in the applicable Deferred Restricted Stock Unit Award Agreement, if a Participant has a Separation from Service for any reason other than for Cause, prior to vesting in his or her Matching Contribution Account pursuant to Section 4.3, such Participant shall forfeit, without consideration, all rights to the unvested Matching Deferred Stock Units credited to his or her Matching Contribution Account. (b) If a Participant’s Separation from Service is triggered by the Company for Cause, such Participant shall forfeit all vested and unvested Matching Deferred Stock Units credited to his or her Matching Contribution Account.

10 (c) A Participant’s Account balance shall be subject to clawback, recovery, or recoupment, as determined by the Administrator in its sole discretion, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property, (i) as provided in the Company or an Affiliated Employer’s policy on Sound Executive Compensation and any other compensation clawback or forfeiture policy implemented by the Company or applicable Affiliated Employer from time to time and applicable to all officers of the Company or such Affiliated Employer on the same terms and conditions, including without limitation, any such policy adopted to comply with the requirements of applicable law or the rules and regulations of any stock exchange applicable to the Company, (ii) as is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, New York Banking Law, federal banking law or other applicable law, (iii) to the extent that the Administrator determines that the Participant has been involved in the altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, or that the Participant has willfully engaged in any activity injurious to the Company or any of its Affiliated Employers, or the Participant’s Separation from Service with the Company or any Employer is with the existence of Cause, and/or (iv) in instances of regulatory or capital issues and bad risk behavior (i.e., significant negative individual actions such as violations of risk policies). No recovery of compensation under this Section will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliated Employers. 4.5 Dividend Equivalents. In the event that the Company pays a cash dividend on shares of Common Stock, the Participant’s Account will receive a number of Deferred Stock Units in an amount equal to: (a) the amount obtained by multiplying (i) the amount of the dividend declared and paid per share by (ii) the number of Deferred Stock Units held by the Participant on the record date for the payment of such dividend, divided by (b) the Fair Market Value of a share of Common Stock at the close of the first business day immediately following the record date, with fractions computed to three decimal places. No fractional Deferred Stock Units will be credited to a Participant’s Account. The number of Deferred Stock Units credited from dividend equivalent rights shall be rounded down to the nearest whole unit.

11 ARTICLE V PARTICIPANT ACCOUNTS The Administrator shall maintain or cause to be maintained separate recordkeeping accounts for each Participant in order to reflect his/her interest in the Program. Each Participant’s Account shall be comprised of his/her Compensation Reduction Contribution Account (i.e., the portion of the Account reflecting Compensation Reduction Deferred Stock Units under the Program), and his/her Matching Contribution Account (reflecting Matching Deferred Stock Units under the Program). ARTICLE VI PAYMENT OF BENEFITS 6.1 Distribution Election; Issuance of Shares (a) Each Participant (or in the event of a Participant’s death, the named Beneficiary or his/her estate) shall be entitled to receive shares of Common Stock under 2023 EIP in the amount of Deferred Stock Units credited to the Participant’s Compensation Reduction Contribution Account and Matching Contribution Account under this Program that are vested and have not been forfeited. (b) Except as otherwise set forth herein, no withdrawal may be made from the Participant’s Account prior to a Qualifying Distribution Event. (c) The Deferred Stock Units credited to a Participant’s Account that are vested (and that have not been forfeited) will be distributed in shares of Common Stock under the 2023 EIP following the first Qualifying Distribution Event to occur. Upon first becoming eligible to participate in the Bonus Deferral Program, a Participant shall elect, and designate in the initial Deferral Election Agreement, whether the distribution of shares of Common Stock underlying the Compensation Reduction Deferred Stock Units credited to such Participant’s Account will be distributed in a lump sum or in a specified number of substantially equal installments. If a Participant fails to make a valid election, the Compensation Reduction Deferred Stock Units credited to such Participant’s Account will be distributed in a lump sum. 6.2 Timing and Form of Payments Shares of Common Stock attributable to Compensation Reduction Deferred Stock Units credited to a Participant’s Compensation Reduction Contribution Account and Matching Deferred Stock Units credited to a Participant’s Matching Contribution Account will be distributed in a lump sum or in up to five substantially equal annual installments, as elected by the Participant in the initial Deferral Election Agreement filed with the Company. The lump-sum distribution of the Common Stock or the first installment payment, as applicable, shall be made within 60 days of the first Qualifying Distribution

12 Event to occur. In the event such 60-day period spans two calendar years, the distribution shall be made, or commence, as applicable, in the second calendar year. A distribution of Common Stock may be further delayed to the extent permitted in accordance with regulations and guidance under Section 409A. Notwithstanding the foregoing, if the Participant is a “specified employee” (determined in accordance with Treasury Regulations issued under Section 409A) for the year in which the Separation from Service occurs, such payment shall be made or commence on the first business day that is at least six months after the Separation from Service occurs, except as otherwise permissible under Section 409A. 6.3 Lump Sum Distributions. (a) Small Amounts. If the Fair Market Value of Deferred Stock Units credited to the Participant’s Account that are vested, as of the date it becomes distributable, is not greater than the applicable dollar amount under Section 402(g)(1)(B) of the Code, then all the shares of Common Stock attributable to vested Deferred Stock Units credited to the Participant’s Account shall be shall be distributed in a lumpsum within 60 days of such Participant’s Separation from Service (provided that if such 60-day period spans two calendar years, it shall be paid in the second calendar year) notwithstanding any other election that may be in effect. (b) Change In Control. Immediately prior to the consummation of the Change In Control, all the shares of Common Stock attributable to the Participant’s Account that are vested shall be shall be distributed from the 2023 EIP. (c) Death. In the event of a Participant’s death, all the shares of Common Stock attributable to Deferred Stock Units credited to the Account that are vested shall be distributed from the 2023 EIP within 60 days of such Participant’s death (provided that if such 60-day period spans two calendar years, it shall be paid in the second calendar year) notwithstanding any other election that may be in effect. 6.4 Distribution for an Unforeseen Emergency (a) Upon the occurrence of an Unforeseeable Emergency, the Participant shall be eligible to receive a distribution of shares of Common Stock attributable to Compensation Reduction Deferred Stock Units credited to the Participant’s Compensation Reduction Contribution Account and, if the Fair Market Value of such shares are not sufficient, then the Participant shall be eligible to receive a distribution of shares of Common Stock attributable to vested Matching Deferred Stock Units credited to such Participant’s Matching Contribution Account, provided the Fair Market Value of the shares of Common Stock distributed may not exceed the amount necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through

13 reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent such liquidation would not itself cause severe financial hardship), or by cessation of deferrals under the Bonus Deferral Program or other plan. The amount determined to be properly distributable under this section and applicable regulations under Section 409A shall be payable in a single lump sum only. (b) The Participant’s request for a distribution of shares of Common Stock on account of Unforeseeable Emergency must be made in writing to the Administrator. The request must specify the nature of the Unforeseeable Emergency, the total amount to be paid and the total amount of the actual expense incurred or to be incurred on account of the Unforeseeable Emergency. It shall be the responsibility of the Participant seeking to make a withdrawal under this section to demonstrate to the Administrator that an Unforeseeable Emergency has occurred and to document the amount properly distributable hereunder. After a distribution on account of an Unforeseeable Emergency, a Participant’s deferral elections shall cease and such Participant will not be permitted to participate in the Program or elect additional deferrals until the next enrollment following one full year from the date of the distribution on account of an Unforeseeable Emergency. Such future deferral elections following a distribution on account of an Unforeseeable Emergency will be treated as an initial deferral election and subject to the rules applicable thereto under the Program and Section 409A. (c) If a distribution of Common Stock under this Section 6.4 is approved, such distribution shall be made under the 2023 EIP by the Administrator as soon as administratively possible after such approval. The processing of the request shall be completed as soon as practicable after the date on which the Administrator receives the properly completed written request for a payment on account of an Unforeseeable Emergency. If a Participant terminates service after a request is approved in accordance with this Section 6.4, but prior to distribution of the full amount approved, the approval of this request shall be automatically void and the benefits he/she is entitled to receive under the Program shall be distributed in accordance with the Section 6.2. (d) The Administrator may from time to time adopt additional policies or rules governing the manner in which such payments for Unforeseeable Emergency may be made so that the Program may be conveniently administered, subject to the governing regulations. 6.5 Effect of Domestic Relations Order Notwithstanding any other provision of the Program or the 2023 EIP to the contrary, to the extent permitted by Section 409A, the time of payment or schedule of payment of a benefit may be accelerated to the extent required by a domestic relations order (as defined in Section 414(p)(1)(B) of the Code); provided that such payment is required to be made to an individual other than the Participant.

14 ARTICLE VII BENEFICIARY DESIGNATION 7 Each Participant shall designate a person or persons or a trust to be his/her Beneficiary or Beneficiaries to whom shares of Common Stock attributable to Deferred Stock Units credited to the Participant’s Compensation Reduction Contribution Account and attributable to vested Matching Deferred Stock Units credited to the Participant’s Matching Contribution Account shall be distributed in a lump sum under the 2023 EIP in event of the Participant’s death prior to the complete distribution of a Participant’s Account. A Beneficiary designation shall be made or changed in accordance with the procedures established by the Administrator. ARTICLE VIII ADMINISTRATION OF THE PROGRAM 8 8.1 Responsibility of the Administrator The Administrator shall be the Compensation Committee of the Board, or such other committee as shall be appointed by the Board to administer the Program. The full Board may choose to retain authority to act as the “Administrator” with respect to certain awards made under the 2023 RIP pursuant to the Program or with respect to certain powers, in which case references herein to the Administrator shall be deemed to refer to the full Board. 8.2 Administrative Powers The Administrator shall have the power and the duty to take all actions and to make all decisions necessary or proper to carry out the Program. The determination of the Administrator as to any question involving the general administration and interpretation of the Program shall be final, conclusive and binding. Any discretionary actions to be taken under the Program by the Administrator with respect to the classification of employees, Participants, Beneficiaries or benefits shall be uniform in their nature and applicable to all Persons similarly situated. Without limiting the generality of the foregoing, the Administrator shall have the following powers and duties: (a) To furnish to all Participants, upon request, copies of the Program; and to require any Person to furnish such information as it may request for the purpose of the proper administration of the Program as a condition to receiving any benefits under the 2023 EIP pursuant to the Program; (b) To make and enforce such rules and regulations and prescribe the use of such forms as it shall deem necessary for the efficient administration of the Program;

15 (c) To interpret the Program, and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive; (d) To decide on questions concerning the Program in accordance with the provisions of the Program; (e) To determine the amount of benefits which shall be payable to any Person in accordance with the provisions of the Program and the 2023 EIP, as applicable; to instruct the Employer as to payments to be made under the 2023 EIP pursuant to this Program and to provide a full and fair review to any Participant whose claims for benefits have been denied in whole or in part as provided in Section 8.6; (f) To allocate any such powers and duties to or among specific Persons who are serving as Administrator; and (g) To designate Persons other than a Administrator to carry out any duty or power which would otherwise be a responsibility of the Administrator. 8.3 Expenses of the Administrator and Program Costs All expenses incurred prior to the termination of the Program that shall arise in connection with the administration of the Program, including, but not limited to administrative expenses, proper charges and disbursements, compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other Person who shall be employed by the Administrator in connection with the administration thereof, shall be paid by the Employer. 8.4 Records of the Administrator The Administrator shall keep a record of all its proceedings, which shall be open to inspection by the Employer. 8.5 Administrator’s Right to Administer and Interpret the Program The Administrator shall have the absolute power, discretion, and authority to administer and interpret the Program and to adopt such rules and regulations as in the opinion of the Administrator are necessary or advisable to implement, administer, and interpret the Program, or to transact its business. Such rules and regulations as are adopted by the Administrator shall be binding upon any Persons having an interest in or under the Program. 8.6 Claims Procedures Any claim for benefits on the part of a claimant under the Program shall be filed in writing with the Administrator. Such claim shall be considered filed on the day it is received by the Administrator. A claimant under the Program shall be any Participant or Beneficiary, or any other Person who shall be entitled to a payment in accordance with

16 any provision hereof. The Administrator shall review all claims for benefits under the Program and shall act in a uniform and nondiscriminatory manner at all times. If any claim for benefits under the Program is wholly or partially denied, the following procedure shall apply. (a) Notice of Denial The claimant shall be given notice in writing of such denial within a reasonable period of time, but not later than 90 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant the following information: (1) the specific reason or reasons for the denial; (2) specific reference to pertinent Program provisions on which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (4) an explanation that a full and fair review by the Administrator of the decision denying the claim may be requested by the claimant or his/her authorized representative by filing with the Administrator, within 60 days after notice of the denial has been received by the claimant, a written request for such review; (5) an explanation that the claimant or his/her authorized representative may, upon request and free of charge, obtain reasonable access to and copies of documents, records and other information relevant to the claim and submit written comments, documents, records or other information within the same 60-day period specified in paragraph (4) above; and (6) a statement of the claimant’s right to bring a civil action if the claim is denied on appeal. (b) Extension of Time for Notice of Denial If special circumstances require an extension of time beyond the 90 day period, the claimant shall be so advised in writing within the initial 90-day period. Such notice shall set forth the special circumstances for the extension and the date by which the Administrator expects to render a decision. In no event shall such extension exceed an additional 90 days. (c) Time of Administrator Decision The Administrator’s decision on review shall take into account all comments, documents, records or other information submitted by the claimant whether or not

17 such information was submitted or considered in the initial benefit denial. A notice of the Administrator’s decision on review shall be provided to the claimant within a reasonable period of time, but not later than 60 days after the Administrator’s receipt of the request for review. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include: (1) the specific reason or reasons for the denial; (2) specific reference to pertinent Program provisions on which the decision is based; (3) a statement that the claimant or his/her authorized representative may, upon request and free of charge, obtain reasonable access to and copies of documents, records and other information relevant to the claim; (4) a statement describing any voluntary appeals procedure offered by the Program and the claimant’s right to obtain information regarding such procedures; and (5) a statement of the claimant’s right to bring a civil action if the claim is denied on appeal. If special circumstances require an extension of time for processing such request for review, notice of a decision on review shall be provided to the claimant within a reasonable period, but not later than 120 days after receipt of the request for review and the claimant will be provided with notice of the extension prior to the expiration of the initial 60-day period. The notice of extension shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a decision. For all purposes under the Program, such decision on claims where no review is requested, and decisions on claims where review is requested, shall be final, binding and conclusive on all interested parties. (d) Exhaustion of Remedy No claimant shall institute any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, for a claim for benefits under the Program, until he/she has first exhausted the procedures set forth in this section. 8.7 Reliance by Administrator To the extent permitted by law, the Administrator and any Person to whom it may delegate any duty or power in connection with administering the Program, the Company, an Employer, and the officers and directors thereof, shall be entitled to rely conclusively upon, and shall be fully protected in any action taken or suffered by them in good faith in the reliance upon, any actuary, counsel, accountant, other specialist, or other Person selected by the committee, or in reliance upon any tables, valuations, certificates,

18 opinions or reports which shall be furnished by any of them. Further, to the extent permitted by law, neither a Person acting as the Administrator, nor an Employer, nor the officers or directors thereof, shall be liable for any neglect, omission or wrongdoing of any other Person, including another Person acting as Administrator, or an agent, officer or employee of an Employer. Any Person claiming under the Program shall look solely to the Employer for redress. 8.8 Indemnity of the Administrator The Employer shall indemnify and hold harmless the members of the Administrator (and its delegates) against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Program, except in the case of gross negligence or willful misconduct.

19 ARTICLE IX AMENDMENT AND TERMINATION 9 9.1 Amendment The Company, although it intends the Program to be permanent, reserves the right to amend the Program at any time. However, no amendment shall reduce the amount of the Participant’s Account as of the amendment date. Any such amendment shall be made pursuant to a resolution of the Company. 9.2 Termination The Company reserves the right to terminate the Program at any time by resolution of the Company. Subject to Section 409A and the regulations issued thereunder, upon termination of the Program, all Participants will become 100% vested in their Accounts. Each Account shall be paid in a lump sum 30 days after the termination of the Program unless the Company specifies otherwise in its resolution of termination. For purposes of this Section 9.2, a Program will be deemed to be terminated upon the occurrence of one of the following: (a) Termination and liquidation of the Program within 12 months of a qualifying corporate dissolution or bankruptcy; (b) Termination and liquidation of the Program pursuant to irrevocable action of the Employer within 30 days before, or 12 months after, a qualifying Change In Control event; or (c) A termination and liquidation of the Program (i) that does not occur proximate to a downturn in the Employer’s financial condition; (ii) where all plans required to be aggregated with the Program are terminated; (iii) where no liquidation payments are made for at least 12 months after the Program is terminated; (iv) where all payments are made by 24 months after the Program is terminated; and (v) where the Employer does not adopt a new plan of the same type, for at least three years after the Program is terminated.

20 ARTICLE X MISCELLANEOUS 10 10.1 Unsecured Creditor Participants and their Beneficiaries, heirs and successors under this Program shall have solely those rights of an unsecured creditor of the Employer. Any and all assets of the Employer shall not be deemed to be held in trust for any Participant, their Beneficiaries, heirs and successors, nor shall any assets be considered security for the performance of obligations of the Employer and said assets shall at all times remain unpledged, unrestricted general assets of the Employer. The Employer’s obligation under the Program and the 2023 EIP shall be an unsecured and unfunded promise to pay benefits at a future date. 10.2 Unfunded Plan No funds or assets shall be segregated or physically set aside with respect to the Employer’s obligations under the Program in a manner which would cause the Program to be “funded” for purposes of ERISA and/or the Internal Revenue Code. This Program shall be maintained to provide supplemental retirement benefits for a select group of management and highly compensated employees. Any Participant’s Account under the Program is maintained for recordkeeping purposes only and is not to be construed as funded for tax or ERISA purposes. If the Employer establishes a trust fund in connection with the Program, the assets of such trust fund shall be subject to the claims of the general creditors of the Employer in the event that the Employer becomes insolvent. 10.3 Requirements of Law The Company will not be required to sell or issue any shares of Common Stock with respect to Deferred Stock Units if the sale or issuance of such shares of Common Stock would constitute a violation by the Participant, any other individual or entity, or the Company or any Affiliated Employer of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company determines, in its discretion, that the listing, registration, or qualification of any shares of Common Stock with respect to any Deferred Stock Units upon any securities exchange or market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale, issuance, or purchase of shares of Common Stock under the 2023 EIP pursuant to this Program, no shares of Common Stock may be sold or issued to the Participant or any other individual or entity with respect to such Deferred Stock Units unless such listing, registration, or qualification has been effected or obtained free of any conditions not acceptable to the Company. The Company may, but will in no event be obligated to, register any securities covered by the 2023 EIP pursuant to the Securities Act. The Company is not obligated to take any affirmative action to cause the issuance of shares of

21 Common Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. 10.4 Stockholder Rights A Participant has no rights as a stockholder with respect to the Deferred Stock Units unless and until the Common Stock relating to the Deferred Stock Units has been delivered to the Participant. 10.5 Section 409A The Program is intended to be compliant with the provisions of Section 409A and shall be interpreted in accordance with such intention. The Administrator may adopt such conforming amendments as the Administrator deems advisable or necessary (but without an obligation to do so), in its sole discretion, to comply with Section 409A and avoid the imposition of taxes under Section 409A. Each payment made pursuant to any provision of the Program shall be considered a separate payment and not one of a series of payments for purposes of Section 409A. While it is intended that all payments and benefits provided under the 2023 EIP pursuant to this Program will comply with Section 409A, the Company makes no representation or covenant to ensure that the Program and any payments under the 2023 EIP pursuant to this Program are exempt from or compliant with Section 409A. The Company will have no liability to any Participant or any other party if a payment or benefit pursuant to this Program is challenged by any taxing authority or is ultimately determined not to be exempt or compliant. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A or for any damages for failing to comply with Section 409A or have any obligation to provide gross-up compensation to any Participant in connection with any Section 409A additional taxes, interest or penalties that are imposed on a Participant. References to termination of employment or similar language shall be interpreted to mean a Separation from Service for purposes of Section 409A and payments conditioned on termination of employment shall not be paid unless and until the Participant has experienced a Separation from Service. Solely to the extent needed to comply with Section 409A, payments under the 2023 EIP pursuant to this Program to a Participant who was Section 409A “specified employee” upon his/her Separation from Service that would otherwise have been paid during the six months after the Separation from Service shall be delayed and instead paid on the earlier of the Participant’s death or the first business day of the seventh month following the Participant’s Separation from Service. The Company in its discretion may terminate the Program (and pay out Account balances) in accordance with the plan termination rules of Section 409A including without limitation in connection with a Change In Control. To the extent necessary to avoid violating the “transaction-based compensation” exemption, within the meaning of Treasury Regulations Section 1.409A-3(i)(5)(iv)(A), and the imposition of taxes under Section 409A, all undistributed amounts of the Account balances being paid on account of a Change In Control shall be paid to Participants under this Program no later than the day immediately before the fifth (5th) anniversary of the Change In Control.

22 10.6 Non-Assignability Except as may otherwise be required by law and Section 6.5, no distribution or payment under the 2023 EIP pursuant to this Program to any Participant, Beneficiary, heirs and successors shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any Person entitled to such distribution or payment. 10.7 Not a Contract of Employment This Program shall not be deemed to constitute a contract between the Employer and any employee or other Person whether or not in the employ of the Employer, nor shall anything herein contained be deemed to give any employee or other Person whether or not in the employ of the Employer any right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any employee (including any Eligible Employee or Participant) at any time and to treat him/her without any regard to the effect which such treatment might have upon him/her as a Participant of the Program. 10.8 Source of Benefits The Employer shall be the sole source of benefit under this Plan, and each employee, Eligible Employee, Participant, Beneficiary, or any other Person who shall claim the right to any payment or benefit under this Program shall be entitled to look only to the Employer for payment of benefits. 10.9 Inability to Make Payment If the Employer is unable to make payment to any Participant or other Person to whom a payment is due under the Program because it cannot ascertain the identity or whereabouts of such Participant or other Person after reasonable efforts have been made to identify or locate such Person (including a notice of the payment so due mailed to the last known address of such Participant or other Person as shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant or other Person shall be forfeited twenty-four (24) months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated retroactively, no later than sixty (60) days after the date on which the Participant or Person is identified or located. 10.10 Binding Agreement This Program shall be binding on the parties hereto, their heirs, executors, administrators, and successors in interest.

23 10.11 Invalidity of Certain Provisions If any provision of this Program is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Program shall be construed and enforced as if such provision had not been included. 10.12 Incapacity If the Administrator determines that any Person entitled to payments under the Program is a minor or incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such Person to be made to any other Person for his/her benefit, without responsibility to follow application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Program, the Company, any Employer, and the Administrator. 10.13 Masculine, Feminine, Singular and Plural The masculine shall include the feminine and the singular shall include the plural and the plural the singular wherever the Person or entity or context shall plainly so require. 10.14 Withholding Taxes The Administrator may make any appropriate arrangements to deduct for all amounts paid or accrued under the Program any taxes required to be withheld by any government or governmental agency. 10.15 Governing Law The provisions of the Program shall be construed, administered and governed under applicable Federal law and, to the extent not preempted by Federal law, the laws of the State of New York.